UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana		70058
(Address of principal executive offices)		(Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Superior Energy Services, Inc. (the “Company”) and William B. Masters entered into an Employment Agreement effective March 1, 2008, in conjunction with his appointment as the Company’s Executive Vice President and General Counsel.
     The agreement reflects Mr. Masters’ base salary of $300,000. In addition, Mr. Masters is eligible to earn an annual bonus under the Company’s annual incentive plan. The agreement also contains non-competition and other provisions intended to protect the Company’s interests in the event that Mr. Masters ceases to be employed.
     The agreement contains a term expiring on April 1, 2010; provided, however, that on April 1, 2009 and on each subsequent anniversary thereof, the term shall be automatically extended for one additional year unless prior written notice is given by either party. The agreement provides for the termination of employment upon Mr. Masters’ death or disability, or by the Company for “cause.” The agreement also provides for termination by Mr. Masters under certain circumstances relating to a change in control of the Company.
     In the event Mr. Masters’ employment is terminated under certain circumstances relating to a change in control of the Company, he shall receive in addition to any other amounts payable (i) a lump-sum payment within 30 days after the date of such termination in an amount equal to two and one-half times (2.5x) (if the change of control occurs prior to December 31, 2010) or two times (2x) (if the change of control occurs subsequent to December 31, 2010) the sum of (A) his base salary and (B) the greater of (x) the average annual bonus paid to him for the three fiscal years preceding the year in which his employment is terminated or (y) his target bonus in the Company’s annual incentive plan for the current fiscal year; (ii) for two years after the date of such termination, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements; and (iii) outplacement services during the one year period following the termination.
     In the event Mr. Masters’ employment is terminated by the Company, except upon his death or disability, by the Company for cause or under certain circumstances relating to a change in control of the Company, Mr. Masters shall receive in addition to any other amounts payable (i) a lump-sum payment within 30 days after the date of such termination in an amount equal to (A) the greater of (x) one and (y) the number of full and partial calendar months remaining in the term as of the date of termination divided by 12, multiplied by (B) the sum of his base salary and the target bonus in the Company’s annual incentive plan for the current fiscal year; and (ii) for the remainder of the term, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.
     Mr. Masters’ employment agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the employment agreement is qualified in its entirety by reference to such Exhibit.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Company’s Board of Directors appointed William B. Masters as Executive Vice President and General Counsel, effective March 1, 2008. Prior to his appointment as Executive Vice President and General Counsel, Mr. Masters was a member of the law firm Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. for 26 years.
     The terms of Mr. Masters’ employment are set out in an Employment Agreement as described in Item 1.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.
     On February 29, 2008, the Company issued a press release announcing that, effective March 1, 2008, Mr. Masters has been named Executive Vice President and General Counsel. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Employment Agreement, dated March 1, 2008, by and between Superior Energy Services, Inc. and William B. Masters.

99.1	Press release issued by Superior Energy Services, Inc., dated February 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: March 6, 2008

EXHIBIT INDEX

10.1	Employment Agreement, dated March 1, 2008, by and between Superior Energy Services, Inc. and William B. Masters.

99.1	Press release issued by Superior Energy Services, Inc., dated February 29, 2008.